EXHIBIT 23.1


                         CONSENT OF INDEPENDENT AUDITORS


We consent to the use in this Registration Statement on Form S-8 of our report dated December 21, 1998 with respect to the consolidated financial statements of Thermacell Technologies, Inc. and Subsidiary for the years ended September 30, 1998 and 1997 appearing in its Annual Report (Form 10-KSB) for the year ended September 30, 1998, filed with the Securities and Exchange Commission.


                                              /s/ Cherry, Bekaert & Holland, LLP
                                                  ------------------------------
                                                  CHERRY, BEKAERT & HOLLAND, LLP
                                                  Certified Public Accountants

Clearwater, Florida
October 26, 1999